As filed with the Securities and Exchange Commission on July 1, 2003
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                WEST CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)

           Delaware                                            13-3653818
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

                            11808 Miracle Hills Drive
                              Omaha, Nebraska 68154
                                 (402) 963-1500
                                 --------------

               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


                   RESTATED WEST CORPORATION 1996 STOCK INCENTIVE PLAN
                       2002 EMPLOYEES STOCK PURCHASE PLAN
                 WEST CORPORATION NONQUALIFIED DEFERRED COMPENSATION PLAN
                 --------------------------------------------------------
                             (Full titles of plans)

                                Thomas B. Barker
                      President and Chief Executive Officer
                                West Corporation
                            11808 Miracle Hills Drive
                              Omaha, Nebraska 68154
                                 (402) 963-1500
                                 --------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            John S. D'Alimonte, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
 Title of           Amount to be      Proposed       Proposed      Amount of
securities         registered (1)     maximum        maximum      registration
  to be                               offering       aggregate        fee
registered                            price per      offering
                                      share (2)      price (2)
--------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share          5,965,532          $26.595     $158,653,323.54  $12,835.05
--------------------------------------------------------------------------------

(1) Represents 3,000,000 shares of Common Stock that are reserved for issuance under the Restated West Corporation 1996 Stock Incentive Plan, 1,965,532 shares of Common Stock that are reserved for issuance under the 2002 Employees Stock Purchase Plan, and 1,000,000 shares of Common Stock that are reserved for issuance under the West Corporation Nonqualified Deferred Compensation Plan. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Stock Market on June 30, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by West Corporation (the "Company") are incorporated by reference into this Registration
Statement:

     (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002, filed on March 11, 2003, as amended on Form 10-K/A filed on March 19, 2003 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2003 filed on May 8, 2003 pursuant to the Exchange Act.

     (c) The Company's current reports on Form 8-K filed on the following dates pursuant to the Exchange Act: March 28, 2003, April 1, 2003, April 2, 2003, April 24, 2003, May 9, 2003, and May 14, 2003.

     (d) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 000-21771) filed on November 21, 1996 pursuant to the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Generally, Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnify for proper expenses.

     The Company's Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

     Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The Company has adopted a provision in its Restated Certificate of Incorporation that provides for such limitation to the full extent permitted under Delaware Law.

     The Company's directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which the Company may not indemnify them.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1           Restated Certificate of Incorporation of the Company (Exhibit
              3.01 to the Registration Statement under Form S-1 (Amendment No.
              2) dated November 21, 1996, File No. 333-13991).

4.2 Restated Bylaws of the Company (Exhibit 3.01 to Form 10-Q dated November 4, 2002, File No. 000-21771).

5.1           Opinion of Willkie Farr & Gallagher.

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).

24 Power of Attorney (included in the signature page of this Registration Statement).

Item 9. UNDERTAKINGS

     (1) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Omaha, State of Nebraska, on this 30th day of June, 2003.

                                        WEST CORPORATION

                                        By: /s/ Paul M. Mendlik
                                            ------------------------------
                                            Paul M. Mendlik
                                            Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas B. Barker and Paul M. Mendlik, and each of them severally, as his true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                          Title                               Date
----                          -----                               ----

/s/ Thomas B. Barker          President, Chief Executive          June 30, 2003
-------------------------     Officer and Director
Thomas B. Barker


/s/ William E. Fisher         Director                            June 30, 2003
-------------------------
William E. Fisher


/s/ George H. Krauss          Director                            June 30, 2003
-------------------------
George H. Krauss


/s/ Paul M. Mendlik           Chief Financial Officer,            June 30, 2003
-------------------------     Executive Vice President -
Paul M. Mendlik               CFO and Treasurer


/s/ Greg T. Sloma             Director                            June 30, 2003
-------------------------
Greg T. Sloma


                              Chairman of the Board of            June __, 2003
-------------------------     Directors
Gary L. West


                              Director, Vice Chairman             June __, 2003
-------------------------
Mary E. West

                                INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit
-----------         ----------------------

4.1 Restated Certificate of Incorporation of the Company (Exhibit 3.01 to the Registration Statement under Form S-1 (Amendment No. 2), dated November 21, 1996, File No. 333-13991).

4.2 Restated Bylaws of the Company (Exhibit 3.02 to the Registration Statement under Form S-1 (Amendment No. 2), dated November 21, 1996, File No. 333-13991).

5.1                 Opinion of Willkie Farr & Gallagher.

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of Willkie Farr & Gallagher (included in Exhibit
                    5.1).

24 Power of Attorney (included in the signature page of this Registration Statement).